                                                                     Exhibit 3.5

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2277512
                                                          ----------------------

                       THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512


                             ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)


We,      John R. Bertucci,* President             , *President/*Vice President,
    ----------------------------------------------

and      Richard S. Chute, *Clerk                 , *Clerk/*Assistant Clerk,
    ----------------------------------------------

of       MKS Instruments, Inc.                                               ,
    ------------------------------------------------------------------------
                          (Exact name of corporation)

located at      Six Shattuck Rd., Andover, MA 01810                          ,
            ----------------------------------------------------------------
                (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

         Article III
    ------------------------------------------------------------------------
          (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on

May 16, 2002, by vote of: 44,783,983 shares of Common Stock of 50,975,323
------    --              ----------           ------------    ----------
                                       (type, class & series, if any)

shares outstanding,            shares of                          of
                    ----------           ------------------------    -----------
                                      (type, class & series, if any)

shares outstanding, and              shares of                         of
                        ------------           ----------------------
                                            (type, class & series, if any)
               shares outstanding.
--------------

(1)** being at least a majority of each type, class or series outstanding and entitled to vote thereon:/ or (2)** being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:


* DELETE THE INAPPLICABLE WORDS.     ** DELETE THE INAPPLICABLE CLAUSE.
(1) For amendments adopted pursuant to Chapter 156B, Section 70.
(2) For amendments adopted pursuant to Chapter 156B, Section 71.
NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON ONE SIDE ONLY OF SEPARATE
8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET SO LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

-------------------------------------------------------------------------------------------------------------
           WITHOUT PAR VALUE STOCKS                             WITH PAR VALUE STOCKS
-------------------------------------------------------------------------------------------------------------
   TYPE          NUMBER OF SHARES                   TYPE          NUMBER OF SHARES          PAR VALUE
-------------------------------------------------------------------------------------------------------------
Common:             75,000,000                      Common:
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Preferred:                                          Preferred:       2,000,000                 $0.01
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------


Change the total authorized to:

-------------------------------------------------------------------------------------------------------------
           WITHOUT PAR VALUE STOCKS                             WITH PAR VALUE STOCKS
-------------------------------------------------------------------------------------------------------------
   TYPE          NUMBER OF SHARES                   TYPE          NUMBER OF SHARES          PAR VALUE
-------------------------------------------------------------------------------------------------------------
Common:            200,000,000                      Common:
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Preferred:                                          Preferred:       2,000,000                 $0.01
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.


Later effective date:
                     -------------------------------------------------

SIGNED UNDER THE PENALTIES OF PERJURY, this    16th    day of  May      , 2002,
                                             ----------        ----------    --

/s/ John R. Bertucci

John R. Bertucci
-------------------------------------------------------------------, *President

/s/ Richard S. Chute

Richard S. Chute
-------------------------------------------------------------------, *Clerk

*Delete the inapplicable words.